Hashdex Commodities Trust POS AM

Exhibit 10.3.3

Confidential

January 15, 2026

Hashdex Asset Management Ltd.

PO Box 309, Ugland House, Grand Cayman

KY1-1104, Cayman Islands

Re: Change of Sponsor - Hashdex Bitcoin ETF

Ladies and Gentlemen:

Reference is made to (i) that certain Custodial Services Agreement (“CSA”), dated December 26, 2023 between BitGo Trust Company, Inc. (“BitGo Trust”) and Hashdex Commodities Trust (f/k/a Tidal Commodities Trust I) (“Trust”), on behalf of Hashdex Bitcoin ETF, and (ii) that certain Master Purchase Agreement (“MPA”), dated January 18, 2024, between BitGo Prime, LLC (“BitGo Prime”) and Trust, on behalf of Hashdex Bitcoin ETF. Any capitalized term used but not defined herein has the meaning given thereto in the aforementioned agreements.

We understand that the sponsor of Hashdex Bitcoin ETF will change from Tidal Investments LLC to Hashdex Asset Management Ltd. (“Hashdex”, and together with BitGo Trust and BitGo Prime, the “Parties”).

The Parties hereby confirm for the CSA (Attachment 1) and MPA (Attachment 2) that (i) the “Client” under the CSA shall be Hashdex, acting on behalf of Hashdex Bitcoin ETF, (ii) the “Sponsor” under the MPA shall be Hashdex, and (iii) the “Counterparty” under the MPA shall be Hashdex, acting on behalf of Hashdex Bitcoin ETF.

Hashdex, acting on its own behalf and on behalf of Hashdex Bitcoin ETF, hereby assumes, and agrees to pay, perform and discharge when due, all obligations and liabilities of Trust and Tidal Investments LLC, as applicable, under the CSA and the MPA, whether arising before, on or after the date of this letter agreement, and BitGo Bank & Trust, National Association (N.A.) as successor-in-interest of BitGo Trust (“BitGo B&T”) and BitGo Prime hereby consent to such assumption. Hashdex (a) confirms that the representations, warranties, and covenants in Section 32 of the MPA are true and correct, and (b) agrees to the indemnification obligations applicable to Sponsor pursuant to the terms of Section 33 of the MPA.

BitGo Prime and Counterparty hereby agree that certain Credit Trading Addendum (“CTA”), dated January 18, 2024, and each party’s respective rights and obligations thereunder, are mutually terminated as of the date hereof. BitGo Prime and Counterparty further agree that any and all notice obligations with respect to termination of the CTA are hereby waived as of the date hereof. Counterparty hereby (a) acknowledges and agrees that BitGo Prime shall have no further (i) commitment to provide a credit line or other financial accommodations to Counterparty under the CTA or (ii) obligation, duty or responsibility to Counterparty under the CTA and (b) releases and discharges BitGo Prime and its successors, assignees, officers, directors, members, affiliates, advisors, attorneys, agents and employees (the “Releasees”) from any and all duties, liabilities, damages, costs and expenses, obligations, claims, demands, accounts, actions, causes of action, suits, and counterclaims, at law or in equity, that Counterparty at any time had or has or that its successors and assigns hereafter may have against any Releasee that arises under, or in connection with, or that otherwise relates, directly or indirectly, to the CTA, or to any acts or omissions of any such Releasee in connection with any of the foregoing (other than any obligations under any provision of the CTA that by its terms survives any termination thereof).

The MPA governs the provision of both online trading services (the “E-Trading Services”) and over-the-counter trading services (“OTC Trading Services”). Counterparty acknowledges that, effective as of December 12, 2025 (the “Effective Date”), the E-Trading Services that are conducted on a fully prefunded basis (the “Prefunded E-Trading Services”) are provided to you by BitGo B&T instead of BitGo Prime. As of the Effective Date, all rights and obligations of BitGo Prime under the MPA with respect to the Prefunded E-Trading Services, are hereby assigned to, and assumed by, BitGo B&T. If applicable, BitGo Prime will continue to provide all OTC Trading Services and any E-Trading Services that are not Prefunded E-Trading Services. This assignment and assumption is made pursuant to, and in accordance with, the terms of the MPA. The MPA will otherwise remain in full force and effect, and the terms thereof, including your rights and obligations thereunder, are unchanged by this assignment. Additionally, no action is required from you to give effect to this assignment, and you are not required to execute any new documentation as a result of this assignment.

All matters arising in connection with this letter agreement will be governed by and construed in accordance with the laws of New York.

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IN WITNESS WHEREOF, the parties have executed this letter agreement as of the day and year first written above.

BITGO PRIME, LLC

By:	/s/ Edward Reginelli

Name:	Edward Reginelli
Title:	Chief Financial Officer

BITGO BANK & TRUST COMPANY, N.A. as successor-in-interest of BitGo Trust Company, Inc.

By:	/s/ Jody Mettler

Name:	Jody Mettler

Title:	President

HASHDEX ASSET MANAGEMENT LTD., a Cayman Islands investment manager

By:	/s/ Samir Kerbage
Name:	Samir Kerbage

Title:	Chief Investment Officer

HASHDEX COMMODITIES TRUST

By:	/s/ Samir Kerbage

Name:	Samir Kerbage

Title:	Chief Investment Officer

[Signature Page to Letter Agreement]

Attachment 1

Custodial Services Agreement

[Attached]

Attachment 2

Master Purchase Agreement

[Attached]